Exhibit 23A

Consent of Arthur Andersen LLP

Our former independent public accountant, Arthur Andersen LLP (“Andersen”), provided us with auditing services for the fiscal year ended October 31, 2001, including issuing an audit report on our consolidated financial statements with respect to such period incorporated by reference in this Registration Statement.  In 2002, Andersen completely ceased operations, and, as a result, has not reissued its audit report with respect to the aforementioned financial statements incorporated by reference in this Registration Statement.  Furthermore, notwithstanding reasonable efforts, the Company has been unable to obtain the consent of Andersen to the incorporation by reference in this Registration Statement of such audit report.

Section 11(a) of the Securities Act of 1933 (the “Act”) provides that in case any part of a registration statement, at the time it became effective, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement (unless at the time of such acquisition such person knew of the untruth or omission) may sue, among others, any accountant who has consented to be named in the registration statement as having prepared or certified such part of the registration statement.  Since we were unable to obtain Andersen’s consent as described above, Rule 437a under the Act permits us to file this Registration Statement without such consent.  Consequently, a person acquiring shares of the Company pursuant to this Registration Statement will be unable to assert a claim against Andersen under Section 11(a) of the Act in the event of an untrue statement of material fact or a material omission in the financial statements audited by Andersen or in its report with respect thereto.  In addition, even if a person were able to assert such a claim, as a result of its conviction and other lawsuits, Andersen may fail or otherwise have insufficient assets to satisfy claims made by investors or by us that might arise under federal securities laws or otherwise relating to any alleged material misstatement or omission with respect to our audited consolidated financial statements.